Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Al A. Gonsoulin and Trudy P. McConnaughhay and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

/s/ Lance F. Bospflug
Lance F. Bospflug
Manager (Principal Executive Officer) of each of
HELICOPTER MANAGEMENT, L.L.C.
HELICOPTER LEASING, L.L.C.
HELEX, L.L.C.
PHI AIR MEDICAL, L.L.C.

/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Manager (Principal Financial and Accounting Officer) of each of
HELICOPTER MANAGEMENT, L.L.C.
HELICOPTER LEASING, L.L.C.
HELEX, L.L.C.
PHI AIR MEDICAL, L.L.C.
Vice President (Principal Financial and Accounting Officer) of each of
SKY LEASING, L.L.C.
VERTILEASE, L.L.C.
LEASING SOURCE, L.L.C.
MDHL, L.L.C.

/s/ Gary Weber
Gary Weber
Manager (Principal Executive Officer) of each of
SKY LEASING, L.L.C.
VERTILEASE, L.L.C.
LEASING SOURCE, L.L.C.
MDHL, L.L.C.

July 11, 2014